UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

QUINTILES TRANSNATIONAL

HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by Quintiles Transnational Holdings Inc. (“Quintiles”) of its common stock, the Second Amended and Restated Registration Rights Agreement, dated as of May 14, 2013 (the “Agreement”), was entered into by and among Quintiles, Dennis B. Gillings and his affiliates, funds advised by Bain Capital Partners, LLC, together with their affiliates, affiliates of TPG Global, LLC, affiliates of 3i Corporation and an affiliate of Temasek Holdings (Private) Limited (together, the “Shareholders”), substantially in the form previously filed as Exhibit 4.2 to Quintiles’ Registration Statement on Form S-1 (File No. 333-186708), as amended (the “Registration Statement”). A copy of the Agreement is filed as Exhibit 4.1 herewith and incorporated by reference herein.

The Shareholders and their affiliates have various relationships with Quintiles. For further information concerning the material relationships between Quintiles and these parties, see the section entitled “Certain Relationships and Related Person Transactions” in Quintiles’ prospectus, dated May 8, 2013, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on May 9, 2013 (the “Prospectus”).

Item 8.01	Other Events.

On May 14, 2013, Quintiles completed the Offering of its common stock at a price to the public of $40.00 per share. Quintiles issued and sold 13,125,000 shares of common stock in the Offering. The selling shareholders, comprised of the Shareholders, Aisling Capital II, L.P. and Perseus-Soros Biopharmaceutical Fund, L.P., offered and sold 14,111,841 shares of common stock in the Offering, including 3,552,631 shares that were offered and sold by the selling shareholders pursuant to the full exercise of the underwriters’ option to purchase additional shares. The Offering raised proceeds to Quintiles of approximately $496.1 million, after deducting underwriting discounts and commissions. Quintiles did not receive any of the proceeds from the sale of the shares sold by the selling shareholders. Morgan Stanley, Barclays and J.P. Morgan served as joint book-running managers and as representatives of the underwriters for the Offering. Citigroup, Goldman, Sachs & Co., Wells Fargo Securities, BofA Merrill Lynch and Deutsche Bank Securities served as book-running managers for the Offering. Baird, William Blair and Jefferies served as lead co-managers, and Guggenheim Securities, Piper Jaffray, Raymond James, RBC Capital Markets and UBS Investment Bank served as co-managers for the Offering.

As contemplated in the Prospectus, Quintiles used $308.9 million of the proceeds to repay all amounts outstanding, including $2.9 million of accrued and unpaid interest, under the $300.0 million term loan obtained in February 2012 and $25.0 million of the proceeds to pay a one-time fee in connection with the termination of its management agreement with certain of its pre-initial public offering owners. In addition, as contemplated in the Prospectus, Quintiles will use $50.0 million of the proceeds to repay indebtedness under its senior secured credit facilities on May 17, 2013, and delivered notice to the lenders to this effect on May 14, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013	QUINTILES TRANSNATIONAL HOLDINGS INC.

	By:	/s/ Kevin K. Gordon
Kevin K. Gordon
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Second Amended and Restated Registration Rights Agreement among Quintiles Transnational Holdings Inc. and the shareholders identified therein.